EXHIBIT 99.1

j2 Global Q3 2004 Revenues Grow 47% and Pre-Tax Earnings Increase
65% Versus Q3 2003

Company Raises EPS Guidance

LOS ANGELES—October 18, 2004—j2 Global Communications, Inc. [NASDAQ: JCOM], a leading provider of outsourced, value-added messaging and communications services, today reported financial results for the third quarter ended September 30, 2004.

THIRD QUARTER 2004 RESULTS

Total revenues for Q3 2004 were $27.8 million, compared to $18.9 million for Q3 2003, a 47% increase.

Earnings before income taxes for Q3 2004 were $12.4 million, compared to $7.5 million for Q3 2003, a 65% increase. Net earnings for Q3 2004 were $8.1 million, compared to $7.2 million in Q3 2003.

Earnings before income taxes per diluted share for Q3 2004 increased to $0.49 compared to $0.30 in Q3 2003. Net earnings per diluted share for Q3 2004 increased to $0.32 compared to $0.28 in Q3 2003.

Q3 2004 net earnings are based upon an approximate 35% annual tax rate versus an approximate 5% annual tax rate for Q3 2003. The Company continues to anticipate actual cash tax payments for the year to be far less than taxes accrued under generally accepted accounting principles based upon utilization of currently available Net Operating Loss Carry-Forwards (“NOLs”).

Key financial results for the third quarter of 2004 versus the third quarter of 2003 are as follows:

	Q3	Q3
	2004	2003

Revenues	$27.8 million	$18.9 million

Earnings Before Income Taxes	$12.4 million	$7.5 million

Net Earnings	$8.1 million	$7.2 million

Earnings Before Income Taxes Per Diluted Share	$0.49	$0.30

Net Earnings Per Diluted Share	$0.32	$0.28

Free Cash Flow(1)	$11.9 million	$7.7 million

(1)	Net cash provided by operating activities, less purchases of property and equipment.

“We experienced the best quarterly Paid sign-ups in the Company’s history, with the primary contributor being our continuing success and the increased efficiency of our Web-based marketing programs,” said Scott Jarus, president of j2 Global.

BUSINESS OUTLOOK

“Given the improved efficiency of our marketing efforts combined with our disciplined approach to expenses, we remain enthusiastic about our financial future,” said R. Scott Turicchi, chief financial officer of j2 Global. “Our strong gross margins and financial strength provide us the flexibility to pursue additional marketing channels for customer acquisition and new services to both attract new customers and enhance average revenue per subscriber.”

Q4 2004 Estimates

For the fourth quarter of 2004, j2 Global anticipates total revenues to approximate $29.5 million, earnings before income taxes per diluted share to approximate $0.52, and net earnings per diluted share to approximate $0.34.

Q4
2004

Revenues	$29.5 million

Earnings Before Income Taxes Per Diluted Share(1)	$0.52

Net Earnings Per Diluted Share(1)	$$0.34

(1)	Per share guidance is based upon fully diluted shares of 25,821,706 as of October 14, 2004.

Fiscal Year 2004 Estimates

j2 Global has raised its Earnings Before Income Taxes and Net Earnings Per Diluted Share financial guidance for the 2004 fiscal year:

	Revised Fiscal	Previous Fiscal
	2004 Guidance	2004 Guidance

Revenues	$106 million	$100 - $106 million

Earnings Before Income Taxes Per Diluted Share (1)	$ 1.85	$1.65 - $1.83

Net Earnings Per Diluted Share (1)	$ 1.20	$1.00 - $1.18

(1)	Per share guidance is based upon diluted shares of 25,821,706 as of October 14, 2004.

For fiscal 2004, the Company anticipates actual cash tax payments to be far less than taxes accrued under generally accepted accounting principles based upon utilization of currently available NOLs. Currently, the Company estimates its tax rate to be approximately 35% for the balance of fiscal 2004, assuming current tax rates.

Fiscal Year 2005 Guidance

For fiscal year 2005, the Company anticipates that its revenues will grow by approximately 40% over fiscal year 2004. For fiscal year 2005, the Company anticipates that its net earnings will grow by approximately 30 to 35% over fiscal year 2004. This guidance reflects the Company’s intention of making a significant investment to expand its international customer base, to develop and market new service offerings, and to increase the size of its advertising-supported “free” base of customers.

The range of net earnings growth above does not reflect the potential impact of the Company being required to expense stock-based compensation in its net earnings, other than in accordance with existing accounting standards.

About j2 Global Communications
Founded in 1995, j2 Global Communications, Inc., provides outsourced, value-added messaging and communications services to individuals and businesses around the world. j2 Global’s network spans more than 1,400 cities in 20 countries on five continents. The Company offers faxing and voicemail solutions, document management solutions, Web-initiated conference calling, and unified-messaging and communications services. j2 Global markets its services principally under the brand names eFax®, j2®, jConnect®, JFAX®, eFax Corporate®, Onebox®, Electric Mail®, jBlast®, eFax BroadcastTM, eVoiceTM, PaperMaster®, ConsensusTM, M4 Internet® and Protofax®. As of September 30, 2004, j2 Global had achieved 30 consecutive quarters of revenue growth and 11 consecutive quarters of positive earnings. For more information about j2 Global, please visit www.j2global.com.

Contacts:
Christine Brodeur	Jeff Adelman
Socket Media, Inc.	j2 Global Communications, Inc.
310-829-0556	323-372-3617
c.brodeur@socketmedia.com	press@j2global.com

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: Certain statements in this Press Release are “forward-looking statements” within the meaning of The Private Securities Litigation Act of 1995, particularly those contained in the “Business Outlook” portion. These forward-looking statements are based on management’s current expectations or beliefs and are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These factors and uncertainties include, among other items: Subscriber growth and retention; variability of usage-based revenue based on changing conditions in particular industries and the economy generally; ability to obtain telephone numbers in sufficient quantities on acceptable terms; protection of the Company’s proprietary technology or infringement by the Company of intellectual property of others; the risk of adverse changes in the U.S. or international regulatory environments surrounding unified messaging and telecommunications; and other factors set forth in j2 Global’s filings with the Securities and Exchange Commission (“SEC”). For a more detailed description of the risk factors and uncertainties affecting j2 Global, refer to the Annual Report on Form 10-K filed by j2 Global on March 15, 2004, and the other reports filed by j2 Global from time to time with the SEC, each of which is available at www.sec.gov. The guidance provided in the “Business Outlook” portion of this press release is based on limited information available to the Company at this time, which is subject to change. Although management’s expectations may change after the date of this press release, the Company undertakes no obligation to revise or update this guidance.

j2 GLOBAL COMMUNICATIONS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,

	2004	2003	2004	2003
Revenues
Subscriber	$26,985	$17,806	$74,110	$48,567
Advertising	668	681	2,076	1,902
Licensing and Other	118	416	358	679

Total revenue	27,771	18,903	76,544	51,148
Cost of revenues	4,363	3,494	12,066	9,751

Gross profit	23,408	15,409	64,478	41,397

Operating expenses:
Sales and marketing	4,729	2,897	13,275	8,273
Research, development and engineering	1,418	1,006	3,732	3,055
General and administrative	5,321	4,085	14,537	11,296

Total operating expenses	11,468	7,988	31,544	22,624

Operating earnings	11,940	7,421	32,934	18,773
Other income, net	505	126	1,043	269

Earnings before income taxes	12,445	7,547	33,977	19,042
Income tax expense	4,316	347	11,960	862

Net earnings	$8,129	$7,200	$22,017	$18,180

Basic net earnings per share	$0.35	$0.32	$0.95	$0.81

Diluted net earnings per share	$0.32	$0.28	$0.87	$0.73

Basic weighted average shares outstanding	23,348,269	22,857,057	23,227,534	22,578,729

Diluted weighted average shares outstanding	25,572,432	25,493,305	25,397,789	24,990,025

j2 GLOBAL COMMUNICATIONS, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

	SEPTEMBER 30,	DECEMBER 31,
	2004	2003

ASSETS
Cash and cash equivalents	$42,343	$46,882
Short-term investments	12,738	8,539
Accounts receivable, net	8,843	5,877
Prepaid expenses and other	2,747	2,571
Deferred income taxes	5,063	10,004

Total current assets	71,734	73,873
Long-term investments	28,806	8,408
Property and equipment, net	8,670	6,594
Goodwill	19,975	15,616
Other purchased intangibles, net	10,916	2,320
Other assets	213	329
Deferred income taxes	1,967	5,716

TOTAL ASSETS	$142,281	$112,856

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued expenses	$5,368	$4,010
Deferred revenue	5,606	4,698
Current portion of long-term debt	1,699	1,022

Total current liabilities	12,673	9,730
Long-term debt	1,029	221

Total liabilities	13,702	9,951
Total stockholders’ equity	128,579	102,905

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$142,281	$112,856

j2 GLOBAL COMMUNICATIONS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,

	2004	2003	2004	2003

Cash flows from operating activities:
Net earnings	$8,129	$7,200	$22,017	$18,180
Adjustments to reconcile net earnings to net cash
provided by operating activities:
Depreciation and amortization	1,290	1,052	3,455	2,986
Compensation in exchange for note reduction	43	44	130	130
Tax benefit of non-qualifying stock option exercises	1,006	523	2,019	726
Deferred income taxes	2,675		8,688
Decrease (increase) in:
Accounts receivable	(513)	(450)	(2,332)	(557)
Interest receivable	52	(34)	4	(27)
Prepaid expenses	432	55	1,109	542
Other assets	(65)	(40)	(360)	(139)
(Decrease) increase in:
Accounts payable	200	95	1,175	(395)
Deferred revenue	(9)	177	631	1,026

Net cash provided by operating activities	13,240	8,622	36,536	22,472

Cash flows from investing activities:
Redemption (purchase) of investments	(18,295)	(6,134)	(24,517)	(8,213)
Purchases of property and equipment	(1,337)	(946)	(3,098)	(2,660)
Proceeds from sale of equipment				73
Acquisition of business, net of cash received	(2,363)	(800)	(8,561)	(975)
Payment of accrued exit costs	(348)		(348)
Purchase of intangible assets	(41)		(4,860)	(200)
Repayment of note receivable, net		30		539

Net cash used in investing activities	(22,384)	(7,850)	(41,384)	(11,436)

Cash flows from financing activities:
Issuance of common shares issued under Employee
Stock Purchase Plan	114	92	325	270
Exercise of stock options and warrants	707	1,057	1,074	2,906
Repayments of long-term debt and capital leases	(285)	(47)	(1,119)	(676)

Net cash provided by (used in) financing activities	536	1,102	280	2,500

Effect of exchange rate on cash and cash equivalents	26		29

Net increase in cash	(8,582)	1,874	(4,539)	13,536
Cash and cash equivalents, beginning of period	50,925	44,439	46,882	32,777

Cash and cash equivalents, end of period	$42,343	$46,313	$42,343	$46,313

j2 GLOBAL COMMUNICATIONS, INC.
UNAUDITED RECONCILIATION OF FREE CASH FLOW
(IN THOUSANDS)

Free Cash Flow amount is not meant as a substitute for GAAP, but is solely for information purposes. The following table illustrates the adjustments and reconciles Free Cash Flow data to that reported in the financial statements.

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,

	2004	2003	2004	2003

Net cash provided by operating activities	$13,240	$8,622	$36,536	$22,472

Deduct:
Purchases of property and equipment	(1,337)	(946)	(3,098)	(2,660)

Free Cash Flow (1)	$11,903	$7,676	$33,438	$19,812

(1)	Free Cash Flow represents cash flow from operations calculated in accordance with generally accepted accounting principles ("GAAP") after deducting purchases of property and equipment. The Company believes that Free Cash Flow is a useful measure of operating performance because it better reflects the resources generated that could be utilized for strategic opportunities including, among others, to invest in the business, make strategic acquisitions, strengthen the balance sheet and repurchase stock. Free Cash Flow is not determined in accordance with GAAP and should not be considered as an alternative to historical financial results presented in accordance with GAAP.